Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment on Form S-8 to Form S-4 No. 333-156035) pertaining to the Viral Genomics, Inc. Equity Compensation Plan, of our report dated March 27, 2009, with respect to the consolidated financial statements of Inovio Biomedical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
June 15, 2009